                                                                   EXHIBIT 99.B8

                               CUSTODY AGREEMENT



                                    BETWEEN

                        MANAGED SERIES INVESTMENT TRUST

                                      AND

                         INVESTORS BANK & TRUST COMPANY

                               TABLE OF CONTENTS
                               -----------------

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1. Bank Appointed Custodian..............................................

2. Definitions...........................................................
     2.1   Authorized Person.............................................
     2.2   Board.........................................................
     2.3   Security......................................................
     2.4   Portfolio Security............................................
     2.5   Officer's Certificate.........................................
     2.6   Book-Entry System.............................................
     2.7   Depository....................................................
     2.8   Proper Instructions...........................................
     2.9   Foreign Securities............................................
     2.10  Performance Calculations......................................

3. Separate Accounts.....................................................

4. Certification as to Authorized Persons................................

5. Custody of Cash.......................................................

     5.1   Purchase of Securities........................................
     5.2   Redemptions...................................................
     5.3   Distributions and Expenses of the Master Portfolios...........
     5.4   Payment in Respect of Securities..............................
     5.5   Repayment of Loans............................................
     5.6   Repayment of Cash.............................................
     5.7   Foreign Exchange Transactions.................................
     5.8   Other Authorized Payments.....................................
     5.9   Termination...................................................

6. Securities............................................................
     6.1   Segregation and Registration..................................
     6.2   Voting and Proxies............................................
     6.3   Corporate Action..............................................
     6.4   Book-Entry System.............................................
     6.5   Use of a Depository...........................................
     6.6   Use of Book-Entry System for Commercial Paper.................
     6.7   Use of Immobilization Programs................................
     6.8   Eurodollar CDs................................................
     6.9   Options and Futures Transactions..............................
     6.10  Segregated Account............................................
     6.11  Interest Bearing Call or Time Deposits........................
     6.12  Transfer of Securities........................................

                                                                            Page
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
7.   Redemptions.........................................................

8.   Merger, Dissolution, etc. of the Trust or a Master Portfolio........

9.   Actions of the Bank Without Prior Authorization.....................

10.  Collections and Defaults............................................

11.  Maintenance of Records and Accounting Services......................

12.  Master Portfolio Evaluation and Performance Calculation.............
     12.1  Master Portfolio Evaluation...................................
     12.2  Performance Calculations......................................

13.  Concerning the Bank.................................................
     13.1  Bank Warranty.................................................
     13.2  Standards of Care and Performance of Duties...................
     13.3  Agents and Sub-custodians with Respect to Property
           of the Master Portfolios held in the United States............
     13.4  Duties of the Bank with Respect to Property
           Held Outside of the United States.............................
     13.5  Insurance.....................................................
     13.6  Fees and Expenses of Bank.....................................
     13.7  Advances by Bank..............................................

14.  Termination.........................................................

15.  Confidentiality.....................................................

16.  Notices.............................................................

17.  Amendments..........................................................

18.  Parties.............................................................

19.  Governing Law.......................................................

20.  Counterparts........................................................

21.  Limitations of Liability............................................

22.  Single Agreement....................................................

                               CUSTODY AGREEMENT


          AGREEMENT made as of this ____ day of October, 1996, between MANAGED SERIES INVESTMENT TRUST, a Delaware business trust (the "Trust"), and INVESTORS BANK & TRUST COMPANY (the "Bank" or, at times, "IBT").

     The Trust, an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), on behalf of the individual Master Portfolios listed on Schedule A hereto, as such Schedule may be amended from time to time, desires to place and maintain all of the Master Portfolios' portfolio securities and other assets including cash in the custody of the Bank, and the Bank has indicated its willingness to so act, subject to the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

     1.  Bank Appointed Custodian.  The Trust hereby appoints the Bank as
         ------------------------
custodian of the Master Portfolios' portfolio securities and cash delivered to the Bank as hereinafter described, and the Bank agrees to act as such upon the terms and conditions hereinafter set forth.

         2.  Definitions.  Whenever used herein, the terms listed below will
             -----------
have the following meaning:

         2.1  Authorized Person.  Authorized Person will mean any of the persons
              -----------------
duly authorized to give Proper Instructions or otherwise act on behalf of the Trust and its Master Portfolios by appropriate resolution of the Board of Trustees of the Trust, and set forth in a certificate as required by Section 4 hereof.

         2.2  Board.  Board will mean the Trust's Board of Trustees .
              -----

         2.3  Security.  The term security as used herein will have the same
              --------
meaning as when such term is used in the Securities Act of 1933, as amended (the "1933 Act"), including, without limitation, any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security, certificate of deposit, or group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to a foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to, or option contract to purchase or sell any of the foregoing, and futures, forward contracts and options thereon.

         2.4  Portfolio Security.  Portfolio Security will mean any security
              ------------------
owned by a Master Portfolio of the Trust.

         2.5  Officer's Certificate.  Officer's Certificate will mean, unless
              ---------------------
otherwise indicated, any request, direction, instruction, or certification in writing signed by an Authorized Person of the Trust.

         2.6  Book-Entry System.  Book-Entry System shall mean the Federal
              -----------------
Reserve-Treasury Department Book Entry System for United States government, instrumentality and agency securities operated by the Federal Reserve Bank, its successor(s) and its nominee(s).

         2.7  Depository.  Depository shall mean The Depository Trust Company
              ----------
("DTC") and any other clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and its successor(s) and its nominee(s). The term "Depository" shall further mean and include any other person authorized to act as a depository under the 1940 Act, its successor(s) and its nominee(s), specifically identified in a certified copy of a resolution of the Board.

         2.8  Proper Instructions.  Proper Instructions shall mean (i)
              -------------------
instructions regarding the purchase or sale of Portfolio Securities, and payments and deliveries in connection therewith, given by an Authorized Person, such instructions to be given in such form and manner as the Bank and the Trust shall agree upon from time to time, and (ii) instructions (which may be continuing instructions) regarding other matters signed or initialed by an Authorized Person. Oral instructions will be considered Proper Instructions if the Bank reasonably believes them to have been given by an Authorized Person. The Trust shall cause all oral instructions to be promptly confirmed in writing or by facsimile. The Bank shall act upon and comply with any subsequent Proper Instruction which modifies a prior instruction, and the sole obligation of the Bank with respect to any follow-up or confirmatory instruction shall be to make reasonable efforts to detect any discrepancy between the original instruction and such confirmation and to report such discrepancy to the Trust. The Trust shall be responsible, at the expense of the applicable Master Portfolio, for taking any action, including any reprocessing, necessary to correct any such discrepancy or error, and, to the extent such action requires the Bank to act, the Trust shall give the Bank specific Proper Instructions as to the action required. Upon receipt by the Bank of an Officer's Certificate as to the authorization by the Board accompanied by a detailed description of procedures approved by the Trust, Proper Instructions may include communication effected directly between electromechanical or electronic devices provided that the Trust and the Bank are satisfied that such procedures afford adequate safeguards for a Master Portfolio's assets.

         2.9  Foreign Securities.  The term Foreign Securities as used herein
              ------------------
will have the same meaning as when such term is used in Rule 17f-5 of the 1940 Act.

         2.10  Performance Calculations.  Performance Calculations as used
               ------------------------
herein shall include standard performance calculations required pursuant to the 1933 Act, the 1940 Act, and any applicable rules and interpretations of the staff of the Securities and Exchange Commission, and shall also include other non-standard performance calculations as shall be agreed upon by both parties to this Agreement from time to time.

     3.  Separate Accounts.  The Bank will segregate the assets of each Master
         -----------------
Portfolio to which this Agreement relates into a separate account for each such Master Portfolio containing the assets of such Master Portfolio (and all investment earnings thereon). Unless the context otherwise requires, any reference in this Agreement to any actions to be taken by the Trust shall be deemed to refer to the Trust acting on behalf of one or more of its Master Portfolios, any reference in this Agreement to any assets of the Trust, including, without limitation, any Portfolio Securities and other assets including cash and any earnings thereon, shall be deemed to refer only to assets of the applicable Master Portfolio, any duty or obligation of the Bank hereunder to the Trust shall be deemed to refer to duties and obligations with respect to the individual Master Portfolios, and any obligation or liability of the Trust hereunder shall be binding only with respect to the individual Master Portfolio and shall be discharged only out of the assets of such Master Portfolio.

     4.  Certification as to Authorized Persons.  The Secretary or an Assistant
         --------------------------------------
Secretary of the Trust will at all times maintain on file with the Bank his or her certification to the Bank, in such form as may be acceptable to the Bank, of
(i) the names and signatures of the Authorized Persons and (ii) the names of the Board, it being understood that upon the occurrence of any change in the information set forth in the most recent certification on file (including without limitation any person named in the most recent certification who is no longer an Authorized Person as designated therein), the Secretary or an Assistant Secretary of the Trust, will sign a new or amended certification setting forth the change of the new, additional or omitted names or signatures. The Bank will be entitled to rely and act upon any Officer's Certificate given to it by the Trust that has been signed by Authorized Persons named in the most recent certification received by the Bank.

     5.  Custody of Cash.  As custodian, the Bank will open and maintain a
         ---------------
separate account or accounts in the name of each Master Portfolio or in the name of the Bank, as custodian of the Master Portfolios, and will deposit to the account of a Master Portfolio all of the cash of the Master Portfolio, except for cash held by a sub-custodian appointed pursuant to subsections 13.3 or 13.4 hereof, including borrowed funds, delivered to the Bank, subject only to draft or order by the Bank acting pursuant to the terms of this Agreement. Upon receipt by the Bank of Proper Instructions (which may be continuing instructions) or in the case of payments for redemptions and repurchases of outstanding interests of a Master Portfolio, notification from the Master Portfolio's transfer agent as provided in Section 7, requesting such payment, designating the payee or the account or accounts to which the Bank will release funds for deposit, and stating that it is for a purpose permitted under the terms of this Section 5, specifying the applicable subsection, the Bank will make payments of cash held for the accounts of the Master Portfolio, insofar as funds are available for that purpose, only as permitted in subsections 5.1-5.9 below.

         5.1  Purchase of Securities.  Upon the purchase of securities for a
              ----------------------
Master Portfolio, against contemporaneous receipt of such securities by the Bank, or against delivery of such securities to the Bank, in accordance with generally accepted settlement practices or customs in the jurisdiction or market in which the transaction occurs, such securities to be registered in the name of the Master Portfolio or in the name of, or properly endorsed and in form for transfer to, the Bank, or a nominee of the Bank, or receipt for the account of the Bank pursuant to the provisions of Section 6 below, each such payment to be made at the purchase price shown on a broker's confirmation (or transaction report in the case of Book Entry Paper) of purchase of the securities that is received by the Bank before such payment is made and that has been confirmed in the Proper Instructions also received by the Bank before such payment is made.

         5.2  Redemptions.  In such amount as may be necessary for the
              -----------
repurchase or redemption of interests of a Master Portfolio offered for repurchase or redemption in accordance with Section 7 of this Agreement.

         5.3  Distributions and Expenses of the Master Portfolios.  For the
              ---------------------------------------------------
payment on the account of a Master Portfolio of dividends or other distributions to interestholders as may from time to time be declared by the Board, interest, taxes, investment advisory or administration fees, and, as and to the extent provided on Schedule B hereto, any fees of the Bank for its services hereunder and any reimbursement of the expenses and liabilities of the Bank related to such services with respect to a Master Portfolio of the Trust as provided pursuant to subsection 13.6 hereunder and on Schedule B hereto.

         5.4  Payment in Respect of Securities.  For payments in connection with
              --------------------------------
the conversion, exchange or surrender of Portfolio Securities or securities subscribed to by a Master Portfolio held by or to be delivered to the Bank.

         5.5  Repayment of Loans.  To repay loans of money made to a Master
              ------------------
Portfolio, but, in the case of final payment, only upon redelivery to the Bank of any Portfolio Securities pledged or hypothecated therefor and upon surrender of documents evidencing the loan.

         5.6  Repayment of Cash.  To repay the cash delivered to a Master
              -----------------
Portfolio for the purpose of collateralizing the obligation to return to a Master Portfolio certificates borrowed from the Master Portfolio representing Portfolio Securities, but only upon redelivery to the Bank of such borrowed certificates.

         5.7  Foreign Exchange Transactions.  For payments in connection with
              -----------------------------
foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery ("Foreign Exchange Agreements") that may be entered into by the Bank on behalf of a Master Portfolio upon the receipt of Proper Instructions, such Proper Instructions to specify the currency broker or banking institution (which may be the Bank, or any other sub-custodian or agent hereunder, acting as principal) with which the contract or option is made, and the Bank shall have no duty with respect to the selection of such currency brokers or banking institutions with which a Master Portfolio deals or for their failure to comply with the terms of any contract or option.

         5.8  Other Authorized Payments.  For other authorized transactions of a
              -------------------------
Master Portfolio, or other obligations of a Master Portfolio incurred for proper purposes with respect to a Master Portfolio; provided that before making any such payment, the Bank also will receive Proper Instructions or a certified copy of a resolution of the Board signed by an Authorized Person (other than the Person certifying such resolution) and certified by its Secretary or Assistant Secretary, naming the person or persons to whom such payment is to be made, and either describing the transaction for which payment is to be made and declaring it to be an authorized transaction of a Master Portfolio, or specifying the amount of the obligation for which payment is to be made, setting forth the purpose for which such obligation was incurred and declaring such purpose to be a proper corporate purpose.

         5.9  Termination.  Upon the termination of this Agreement as
              -----------
hereinafter set forth pursuant to Section 8 and Section 14 of this Agreement.

     6.  Securities.
         -----------

         6.1  Segregation and Registration.  Except as otherwise provided
              ----------------------------
herein, and except for Portfolio Securities to be delivered to any sub-custodian appointed pursuant to subsections 13.2 or 13.3 hereof, the Bank as custodian, will receive and hold pursuant to the provisions hereof, in a separate account or accounts and physically segregated at all times from those of other persons, any and all Portfolio Securities which may now or hereafter be delivered to it by or for the account of a Master Portfolio. All such Portfolio Securities will be held or disposed of by the Bank for, and subject at all times to, the instructions of the Trust pursuant to the terms of this Agreement. Subject to the specific provisions herein relating to Portfolio Securities that are not physically held by the Bank, the Bank will register all Portfolio Securities (unless otherwise directed by Proper Instructions or an Officer's Certificate), in the name of a registered nominee of the Bank as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, and will execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state. The Bank will use its best efforts to the end that the specific Portfolio Securities held by it hereunder will be at all times identifiable.

         The Trust, on behalf of a Master Portfolio, will from time to time furnish to the Bank appropriate instruments to enable it to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any Portfolio Securities which may from time to time be registered in the name of a Master Portfolio

         6.2  Voting and Proxies.  Neither the Bank nor any nominee of the Bank
              ------------------
will vote any of the Portfolio Securities held hereunder, except in accordance with Proper Instructions or an officers' Certificate. The Bank will execute and deliver, or will cause to be executed and delivered, to the Trust or its designated agent all notices, proxies and proxy soliciting materials with respect to such Portfolio Securities, but without indicating the manner in which such proxies are to be voted, such proxy to be executed by the registered holder of such Portfolio Securities (if registered otherwise than in the name of a Master Portfolio), in accordance with the Proper Instructions or an Officer's Certificate.

         6.3  Corporate Action.  If at any time the Bank is notified that an
              ----------------
issuer of a Portfolio Security has taken or intends to take a corporate action (a "Corporate Action") that affects the rights, privileges, powers, preferences, qualifications or ownership of the Portfolio Security, including, without limitation, liquidation, consolidation, merger, recapitalization, reorganization, reclassification, subdivision, combination, stock split or stock dividend, which Corporate Action requires an affirmative response or action on the part of the holder of such Portfolio Security (a "Response"), the Bank shall notify the Trust's designee, Barclays Global Fund Advisors ("BGFA"), promptly of the Corporate Action, the Response required in connection with the Corporate Action, and the Bank's deadline for receipt from the Trust's designee, BGFA, of Proper Instructions regarding the Response (the "Response Deadline"). Except as provided in subsection 6.3(c) below, the date specified as the Response Deadline shall not be more than 24 hours prior to the Response expiration day set by the depository processing such Corporate Action. The Bank shall forward to the Trust's designee, BGFA, via facsimile and/or overnight courier all notices, information statements or other materials relating to the Corporate Action within twenty-four (24) hours of receipt of such materials by the Bank.

          (a) The Bank shall act upon a required Response only after receipt by the Bank of Proper Instructions from the Trust's designee, BGFA, no later than 4:00 p.m. (Pacific time) on the date specified as the Response Deadline and only if the Bank (or its agent or sub-custodian hereunder) has actual possession of all Portfolio Securities (but only if such Portfolio Securities are necessary for the consummation of the Corporate Action ("Necessary Portfolio Securities")), consents and other materials no later than 4:00 p.m. (Pacific time) on the date specified as the Response Deadline. Portfolio Securities in the possession of a broker or other borrower pursuant to the Bank's securities lending program shall be deemed to be in the possession of the Bank for the purposes of this subsection 6.3.

          (b) The Bank shall have no duty to act upon a required Response if Proper Instructions relating to such Response and all Necessary Portfolio Securities, consents and other materials are not received by and in the possession of the Bank no later than 4:00 p.m. (Pacific time) on the date specified as the Response Deadline. Notwithstanding, the Bank may, in its sole discretion, use its best efforts to act upon a Response for which Proper Instructions and/or Necessary Portfolio Securities, consents or other materials are received by the Bank after 4:00 p.m. (Pacific time) on the date specified as the Response Deadline, it being acknowledged and agreed by the parties that any undertaking by the Bank to use its best efforts in such circumstances shall in no way create any duty upon the Bank to complete such Response prior to its expiration.

          (c) In the event that the Trust's designee, BGFA, notifies the Bank of a Corporate Action requiring a Response and the Bank has received no other notice of such Corporate Action, the Response Deadline shall be 48 hours prior to the Response expiration time set by the depository processing such Corporate Action.

          (d) Subsection 13.4(g) of this Agreement shall govern any Corporate Action involving Foreign Portfolio Securities held by a Selected Foreign Sub-custodian.

         6.4  Book-Entry System.  Provided (i) the Bank has received a certified
              -----------------
copy of a resolution of the Board specifically approving deposits of a Master Portfolio assets in the Book-Entry System, and (ii) for any subsequent changes to such arrangements following such approval, the Board has reviewed and approved the arrangement and has not delivered an Officers Certificate to the Bank indicating that the Board has withdrawn its approval:

          (a) The Bank may keep Portfolio Securities in the Book-Entry System provided that such Portfolio Securities are represented in an account ("Account") of the Bank (or its agent) in such System that shall not include any assets of the Bank (or such agent) other than assets held as a fiduciary, custodian, or otherwise for customers:

          (b) The records of the Bank (and any such agent) with respect to a Master Portfolio's participation in the Book-Entry System through the Bank (or any such agent) will identify by book entry Portfolio Securities that are included with other securities deposited in the Account and shall at all times during the regular business hours of the Bank (or such agent) be open for inspection by duly authorized officers, employees or agents of the Trust. Where securities are transferred to a Master Portfolio's account, the Bank shall also, by book entry or otherwise, identify as belonging to the Master Portfolio a quantity of Portfolio Securities in a fungible bulk of securities (i) registered in the name of the Bank or its nominee, or (ii) shown on the Bank's account on the books of the Federal Reserve Bank;

          (c) The Bank (or its agent) shall pay for securities purchased for the account of a Master Portfolio or shall pay cash collateral against the return of Portfolio Securities loaned by a Master Portfolio upon (i) receipt of advice from the Book-Entry System that such Securities have been transferred to the Account, and (ii) the making of an entry on the records of the Bank (or its agent) to reflect such payment and transfer for the account of the Master Portfolio. The Bank (or its agent) shall transfer Portfolio Securities sold or loaned for the account of a Master Portfolio upon:

          (i) receipt of advice from the Book-Entry System that payment for securities sold or payment of the initial cash collateral against the delivery of Portfolio Securities loaned by the Master Portfolio has been transferred to the Account: and

          (ii) the making of an entry on the records of the Bank (or its agent) to reflect such transfer and payment for the account of a Master Portfolio. Copies of all advices from the Book-Entry System of transfers of Portfolio Securities for the account of a Master Portfolio shall identify the Master Portfolio, be maintained for the Master Portfolio by the Bank and shall be provided to the Master Portfolio at its request. The Bank shall send a Master Portfolio a confirmation, as defined by Rule 17f-4 of the 1940 Act, of any transfers to or from the account of the Master Portfolio;

          (d) The Bank will promptly provide the Trust with any report obtained by the Bank or its agent on the Book-Entry System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Book-Entry System;

          (e) The Bank shall be liable to the Trust and a Master Portfolio for any loss or damage to the Master Portfolio resulting from use of the Book-Entry System by reason of any negligent actions or inactions of the Bank or any of its agents or of any of its or their employees, or from any failure by the Bank or any such agent to use its best efforts to enforce such rights as it may have against the Book-Entry System; at the election of the Master Portfolio, it shall be entitled to be subrogated for the Bank in any claim against the Book-Entry System or any other person that the Bank or its agent may have as a consequence of any such loss or damage if and to the extent that the Master Portfolio has not been made whole for any loss or damage;

         6.5  Use of a Depository.  Provided (i) the Bank has received a
              -------------------
certified copy of a resolution of the Board specifically approving deposits in DTC or other such Depository and (ii) for any subsequent changes to such arrangements following such approval, the Board has reviewed and approved the arrangement and has not delivered an Officer's Certificate to the Bank indicating that the Board has withdrawn its approval:

          (a) The Bank may use a Depository to hold, receive, exchange, release, lend, deliver and otherwise deal with Portfolio Securities including stock dividends, rights and other items of like nature, and to receive and remit to the Bank on behalf of a Master Portfolio all income and other payments thereon and to take all steps necessary and proper in connection with the collection thereof;

             (b) Registration of Portfolio Securities may be made in the name of any nominee or nominees used by such Depository;

          (c) Payment for securities purchased and sold may be made through the clearing medium employed by such Depository for transactions of participants acting through it. Upon any purchase of Portfolio Securities, payment will be made only upon delivery of the securities to or for the account of a Master Portfolio and the Master Portfolio shall pay cash collateral against the return of Portfolio Securities loaned by the Master Portfolio only upon delivery of the Securities to or for the account of the Master Portfolio; and upon any sale of Portfolio Securities, delivery of the Securities will be made only against payment thereof or, in the event Portfolio Securities are loaned, delivery of Securities will be made only against receipt of the initial cash collateral to or for the account of the Master Portfolio: and

          (d) The Bank shall be liable to a Master Portfolio for any loss or damage to a Master Portfolio resulting from use of a Depository by reason of any negligent actions or inactions of the Bank or its employees or from any failure by the Bank to use its best efforts to enforce such rights as it may have against a Depository. In this connection, the Bank shall use its best efforts to ensure that:

          (i) The Depository obtains replacement of any certificated Portfolio Security deposited with it in the event such Security is lost, destroyed, wrongfully taken or otherwise not available to be returned to the Bank upon its request;

          (ii) Any proxy materials received by a Depository with respect to Portfolio Securities deposited with such Depository are forwarded immediately to the Bank for voting in accordance with subsection 6.2 above;

          (iii) Such Depository immediately forwards to the Bank confirmation of any purchase or sale of Portfolio Securities and of the appropriate book entry made by such Depository to a Master Portfolio's account;

          (iv) Such Depository prepares and delivers to the Bank such records with respect to the performance of the Bank's obligations and duties hereunder as may be necessary for the a Master Portfolio to comply with the recordkeeping requirements of Section 31(a) of the 1940 Act and Rule 31(a) thereunder; and

          (v) Such Depository delivers to the Bank and the Trust all internal accounting control reports, whether or not audited by an independent public accountant, as well as such other reports as the Trust may reasonably request in order to verify the Portfolio Securities held by such Depository.

         6.6  Use of Book-Entry System for Commercial Paper.  Provided (i) the
              ---------------------------------------------
Bank has received a certified copy of a resolution of the Board specifically approving participation in a system maintained by the Bank for the holding of commercial paper in book-entry form ("Book-Entry Paper") and (ii) for each year following such approval the Board has received and approved the arrangements, upon receipt of Proper Instructions and upon receipt of confirmation from an Issuer (as defined below) that a Master Portfolio has purchased such Issuer's Book-Entry Paper, the Bank shall issue and hold in book-entry form, on behalf of the Master Portfolio, commercial paper issued by issuers with whom the Bank has entered into a book-entry agreement (the "Issuers"). In maintaining its procedures for Book-Entry Paper, the Bank agrees that:

          (a) The Bank will maintain all Book-Entry Paper held by a Master Portfolio in an account of the Bank that includes only assets held by it for customers;

          (b) The records of the Bank with respect to a Master Portfolio's purchase of Book-Entry Paper through the Bank will identify, by book-entry, commercial paper belonging to the Master Portfolio that is included in the Book-Entry Paper System and shall at all times during the regular business hours of the Bank be open for inspection by duly authorized officers, employees or agents of the Trust;

          (c) The Bank shall pay for Book-Entry Paper purchased for the account of a Master Portfolio upon contemporaneous (i) receipt of advice from the Issuer that such sale of Book-Entry Paper has been effected, and (ii) the making of an entry on the records of the Bank to reflect such payment and transfer for the account of the Master Portfolio;

          (d) The Bank shall cancel such Book-Entry Paper obligation upon the maturity thereof upon contemporaneous (i) receipt of advice that payment for such Book-Entry Paper has been transferred to the Master Portfolio, and (ii) the making of an entry on the records of the Bank to reflect such payment for the account of the Master Portfolio;

          (e) The Bank shall transmit to the Trust a transaction journal confirming each transaction in Book-Entry Paper for the account of a Master Portfolio on the next business day following the transaction: and

          (f) The Bank will send to the Trust such reports on its system of internal accounting control with respect to Book-Entry Paper as the Trust may reasonably request from time to time.

         6.7  Use of Immobilization Programs.  Provided (i) the Bank has
              ------------------------------
received a certified copy of a resolution of the Board specifically approving the maintenance of Portfolio

Securities in an immobilization program operated by a bank which meets the requirements of Section 26(a)(1) of the 1940 Act, and (ii) for each year following such approval the Board has reviewed and approved the arrangement and has not delivered an Officer's Certificate to the Bank indicating that the Board has withdrawn its approval, the Bank shall enter into such immobilization program with such bank acting as a sub-custodian hereunder.

         6.8  Eurodollar CDs.  Any Portfolio Securities that are Eurodollar CDs
              --------------
may be physically held by the European branch of the U.S. banking institution that is the issuer of such Eurodollar CD (a "European Branch"), provided that such Portfolio Securities are identified on the books of the Bank as belonging to a Master Portfolio and that the books of the Bank identify the European Branch holding such Portfolio Securities. Notwithstanding any other provision of this Agreement to the contrary, except as stated in the first sentence of this subsection 6.8, the Bank shall be under no other duty with respect to such Eurodollar CDs belonging to a Master Portfolio, and the Bank shall have no liability to the Master Portfolio or its interestholders with respect to the actions, inactions, whether negligent or otherwise of such European Branch in connection with such Eurodollar CDs, except for any loss or damage to the Master Portfolio resulting from the Bank's own negligent actions or inactions or lack of reasonable care in the performance of its duties hereunder.

         6.9  Options and Futures Transactions.
              ---------------------------------

             (a) Puts and Calls Traded on Securities Exchanges, NASDAQ or Over-the Counter.

          (i) The Bank shall take action as to put options ("puts") and call options ("calls") purchased or sold (written) by a Master Portfolio regarding escrow or other arrangements in accordance with the provisions of any agreement entered into upon receipt of Proper Instructions between the Bank, any broker-dealer registered under the Exchange Act and a member of the National Association of Securities Dealers, Inc. (the "NASD"), and, if necessary, the Trust, on behalf of the Master Portfolio, relating to the compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations.

          (ii) Unless another agreement requires it to do so, the Bank shall be under no duty or obligation to see that a Master Portfolio has deposited or is maintaining adequate margin, if required, with any broker in connection with any option, nor shall the Bank be under duty or obligation to present such option to the broker for exercise unless it receives Proper Instructions from the Trust. The Bank shall have no responsibility for the legality of any put or call purchased or sold on behalf of a Master Portfolio, the propriety of any such purchase or sale, or the adequacy of any collateral delivered to a broker in connection with an option or deposited to or withdrawn from a Segregated Account (as defined in subsection 6.10 below). The Bank specifically, but not by way of limitation, shall not be under any duty or obligation to: (1) periodically check or notify a Master Portfolio that the amount of such collateral held by a broker or held in a Segregated Account is sufficient to protect such broker or the Master Portfolio against any loss; (2) effect the return of any collateral delivered to a broker; or (3) advise the

Master Portfolio that any option it holds, has or is about to expire. Such duties or obligations shall be the sole responsibility of a Trust.

             (b)  Puts, Calls and Futures Traded on Commodities Exchanges

          (i) The Bank shall take action, upon receipt of Proper Instructions, as to puts, calls and futures contracts ("futures") purchased or sold by a Master Portfolio in accordance with the provisions of any agreement among the Trust, on behalf of a Master Portfolio, the Bank and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization(s), regarding account deposits in connection with transactions by the Master Portfolio.

          (ii) The responsibilities and liabilities of the Bank as to futures, puts and calls traded on commodities exchanges, any Futures Commission Merchant account and the Segregated Account shall be limited as set forth in subparagraph
(a)(ii) of this subsection 6.9 as if such subparagraph referred to Futures Commission Merchants rather than brokers, and futures and puts and calls thereon instead of options.

         6.10  Segregated Account.  The Bank shall upon receipt of Proper
               ------------------
Instructions establish and maintain a Segregated Account or Accounts for and on behalf of a Master Portfolio, into which Account or Accounts may be transferred upon receipt of Proper Instructions, cash and/or Portfolio Securities.

          (a) Cash and/or Portfolio Securities may be transferred into a Segregated Account in the following circumstances, upon receipt of Proper
Instructions:

          (i) in accordance with the provisions of any agreement among the Trust, on behalf of a Master Portfolio, the Bank and a broker-dealer registered under the Exchange Act and a member of the NASD or any Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange or the Commodity Futures Trading Commission or any registered Contract Market, or of any similar organizations regarding escrow or other arrangements in connection with transactions by a Master Portfolio;

          (ii) for the purpose of segregating cash or Securities in connection with options purchased or written by a Master Portfolio or commodity futures purchased or written by a Master Portfolio;

          (iii) for the deposit of liquid assets, such as cash, U.S. Government obligations or other high-grade debt obligations, having a market value (marked-to-market on a daily basis) at all times equal to not less than the aggregate purchase price due on the settlement dates of all a Master Portfolio's then outstanding forward commitment or "when-issued agreements relating to the purchase of Portfolio Securities and all a Master Portfolio's then outstanding commitments under any reverse repurchase agreements entered into with broker-dealer firms;

          (iv) for the purposes of compliance by a Master Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of Segregated Accounts by registered investment companies;

          (v) for other proper corporate purposes, but only, in the case of this clause (v), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board, or of the Executive Committee, signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, setting forth the purpose(s) of such Segregated Account and declaring such purpose(s) to be a proper corporate purpose(s).

             (b) assets may be withdrawn from the Segregated Account pursuant to Proper Instructions only:

          (i) with respect to assets deposited in accordance with the provisions of any agreements referenced in (a)(i) or (a)(ii) above, in accordance with the provisions of such agreements;

          (ii )  with respect to assets deposited pursuant to (a)(iii) or
(a)(iv) above, for sale or delivery to meet a Master Portfolio's obligations under outstanding forward-commitment, delayed-settlement or when-issued agreements for the purchase of Portfolio Securities and under reverse repurchase agreements;

                (iii) for exchange for other liquid assets of equal or greater value deposited in the Segregated Account;

          (iv) to the extent that a Master Portfolio's outstanding forward-commitment or when-issued agreements for the purchase of portfolio securities or any reverse repurchase agreements are sold to other parties or the Master Portfolio's obligations thereunder are met from assets of the Master Portfolio other than those in the Segregated Account;

          (v) for delivery upon settlement of a forward-commitment, delayed-settlement or when-issued agreement for the sale of Portfolio Securities: or

          (vi) with respect to assets deposited pursuant to (a)(v) above, in accordance with the purposes of such account as set forth in Proper Instructions.

         6.11  Interest Bearing Call or Time Deposits.  The Bank shall, upon
               --------------------------------------
receipt of Proper Instructions relating to the purchase by a Master Portfolio of interest-bearing fixed-term and call deposits, transfer cash, by wire or otherwise, in such amounts and to such bank(s) as shall be indicated in such Proper Instructions. The Bank shall include in its records with respect to the assets of a Master Portfolio appropriate notation as to the amount of each such deposit, the banking institution with which such deposit is made (the "Deposit Bank"), and shall retain such forms of advice or receipt evidencing the deposit, if any, as may be forwarded to the Bank by the Deposit Bank. Such deposits shall be deemed Portfolio Securities of a Master Portfolio and the responsibility of the Bank therefore shall be the same as and no greater than the Bank's responsibility in respect of other Portfolio Securities of the Master Portfolio.

         6.12  Transfer of Securities.  The Bank will transfer, exchange,
               ----------------------
deliver or release Portfolio Securities held by it hereunder, insofar as such Securities are available for such purpose, provided that before making any transfer, exchange, delivery or release under this Section, the Bank will receive Proper Instructions requesting such transfer, exchange or delivery stating that it is for a purpose permitted under the terms of this subsection 6.12, specifying the applicable subsection, or describing the purpose of the transaction with sufficient particularity to permit the Bank to ascertain the applicable subsection, only:

          (a) upon sales of Portfolio Securities for the account of a Master Portfolio, against contemporaneous receipt by the Bank of payment therefor in full, or against payment to the Bank in accordance with generally accepted settlement practices and customs in the jurisdiction or market in which the transaction occurs, each such payment to be in the amount of the sale price shown in a broker's confirmation of sale of the Portfolio Securities received by the Bank before such payment is made, as confirmed in the Proper Instructions received by the Bank before such payment is made;

          (b) in exchange for, or upon conversion into, other securities alone or other securities and cash pursuant to any plan of merger, consolidation, reorganization, share split-up, change in par value, recapitalization or readjustment or otherwise, upon exercise of subscription, purchase or sale or other similar rights represented by such Portfolio Securities, or for the purpose of tendering shares in the event of a tender offer therefor, provided however that in the event of an offer of exchange, tender offer, or other exercise of rights requiring the physical tender or delivery of Portfolio Securities, the Bank shall have no liability for failure to so tender in a timely manner unless such Proper Instructions are received by the Bank at least two business days prior to the date required for tender, and unless the Bank (or its agent or sub-custodian hereunder) has actual possession of such Portfolio Security at least two business days prior to the date of tender

             (c) upon conversion of Portfolio Securities pursuant to their terms into other securities;

             (d) for the purpose of redeeming in kind interests of a Master Portfolio upon authorization from the Master Portfolio;

             (e) in the case of option contracts owned by a Master Portfolio, for presentation to the endorsing broker;

             (f) when such Portfolio Securities are called, redeemed or retired or otherwise become payable;

          (g) for the purpose of effectuating the pledge of Portfolio Securities held by the Bank in order to collateralize loans made to a Master Portfolio by any bank, including the Bank; provided, however, that such Securities will be released only upon payment to the Bank for the account of the Master Portfolio of the moneys borrowed, except that in cases where additional collateral is required to secure a borrowing already made, and such fact is made to appear in the Proper Instructions, further Portfolio Securities may be released for that purpose without any such payment. In the event that any such pledged Portfolio Securities are held by the Bank, they will be so held for the account of the lender, and after notice to the Master Portfolio from the lender in accordance with the normal procedures of the lender, that an event of deficiency or default on the loan has occurred, the Bank may deliver such pledged Portfolio Securities to or for the account of the lender,

          (h) for the purpose of releasing certificates representing Portfolio Securities, against contemporaneous receipt by the Bank of the fair market value of such security, as set forth in the Proper Instructions received by the Bank before such payment is made;

          (i) for the purpose of delivering Portfolio Securities lent by a Master Portfolio to a bank or broker dealer, but only against receipt in accordance with street delivery custom except as otherwise provided herein, of adequate collateral as agreed upon from time to time by the Master Portfolio and the Bank, and upon receipt of payment in connection with any repurchase agreement relating to such Securities entered into by the Master Portfolio;

          (j) for other authorized transactions of a Master Portfolio or for other proper corporate purposes; provided that before making such transfer, the Bank will also receive a certified copy of resolutions of the Board, signed by an authorized officer of the Trust (other than the officer certifying such resolution) and certified by its Secretary or an Assistant Secretary, specifying the Portfolio Securities to be delivered, setting forth the transaction in or purpose for which such delivery is to be made, declaring such transaction to be an authorized transaction of the Master Portfolio or such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Securities shall be made; and

             (k) upon termination of this Agreement as hereinafter set forth pursuant to Section 8 and Section 14 of this Agreement.

     As to any deliveries made by the Bank pursuant to subsections (a), (b),
(c), (e), (f), (g), (h) and (i) securities or cash receivable in exchange therefor shall be delivered to the Bank.

     7.  Redemptions.  In the case of payment of assets of a Master Portfolio
         -----------
held by the Bank in connection with redemptions and repurchases by the Master Portfolio of outstanding interests, the Bank will rely on notification by the Trust's transfer agent of receipt of a request for redemption before such payment is made. Payment shall be made in accordance with the Amended and Restated Declaration of Trust (the "Trust Declaration") and By-Laws of the Trust, from assets available for said purpose.

     8.  Merger Dissolution etc. of the Trust or a Master Portfolio. In the case
         ----------------------------------------------------------
of the following transactions, not in the ordinary course of business, namely, the merger of a Master Portfolio into or the consolidation of the Trust with another investment company, the sale by the Trust of all, or substantially all, of the assets of one or more Master Portfolios to another investment company, or the liquidation or dissolution of a Master Portfolio and distribution of its assets, the Bank will deliver the Portfolio Securities held by it under this Agreement and disburse cash only upon the order of the Trust, on behalf of such Master Portfolio(s) set forth in an Officer's Certificate, accompanied by a certified copy of a resolution of the Board authorizing any of the foregoing transactions. Upon completion of such delivery and disbursement and the payment of the fees, disbursements and expenses of the Bank, this Agreement will terminate with respect to such Master Portfolio or Trust, as applicable.

     9.  Actions of the Bank Without Prior Authorization.  Notwithstanding
         -----------------------------------------------
anything herein to the contrary, unless and until the Bank receives an Officer's Certificate to the contrary, it will without prior authorization or instruction of the Trust or the transfer agent:

          (a) Endorse for collection and collect on behalf of and in the name of a Master Portfolio all checks, drafts, or other negotiable or transferable instruments or other orders for the payment of money received by it for the account of the Master Portfolio and hold for the account of the Master Portfolio all income, dividends, interest and other payments or distributions of cash with respect to the Portfolio Securities held thereunder;

          (b) Present for payment all coupons and other income items held by it for the account of a Master Portfolio that call for payment upon presentation and hold the cash received by it upon such payment for the account of the Master Portfolio;

          (c) Receive and hold for the account of a Master Portfolio all securities received as a distribution on Portfolio Securities as a result of a stock dividend, share split-up, reorganization, recapitalization, merger, consolidation, readjustment, distribution of rights and similar securities issued with respect to any Portfolio Securities held by it hereunder.

          (d) execute as agent on behalf of a Master Portfolio all necessary ownership and other certificates and affidavits required by the Internal Revenue Code or the regulations of the Treasury Department issued thereunder, or by the laws of any state, now or hereafter in effect, inserting a Master Portfolio's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so and as may be required to obtain payment in respect thereof. The Bank will execute and deliver such certificates in connection with Portfolio Securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any State;

          (e) present for payment all Portfolio Securities that are called, redeemed, retired or otherwise become payable, and hold cash received by it upon payment for the account of a Master Portfolio; and

             (f) exchange interim receipts or temporary securities for definitive securities.

     10.  Collections and Defaults.  The Bank will use all reasonable efforts to
          ------------------------
collect any funds that may to its knowledge become collectible arising from Portfolio Securities, including dividends, interest and other income, and to transmit to the Trust, on behalf of a Master Portfolio, notice actually received by the Bank of any call for redemption, offer of exchange, right of subscription, reorganization or other proceedings affecting such Portfolio Securities. If Portfolio Securities upon which such income is payable are in default or payment is refused after due demand or presentation, the Bank will notify the Trust, on behalf of a Master Portfolio, in writing of any default or refusal to pay within two business days from the day on which it receives knowledge of such default or refusal. In addition, the Bank will send the Trust a written report once each month showing any income on any Portfolio Security held by Bank on behalf of a Master Portfolio that is more than ten days overdue on the date of such report.

     11.  Maintenance of Records and Accounting Services.  The Bank will
          ----------------------------------------------
maintain records with respect to transactions for which the Bank is responsible pursuant to the terns and conditions of this Agreement, and in compliance with the applicable rules and regulations of the 1940 Act and will furnish the Trust daily with a statement of condition of each Master Portfolio. The Bank will furnish to the Trust at the end of every month, and at the close of each quarter of the Trust's fiscal year, a list of the Portfolio Securities and the aggregate amount of cash held by Bank on behalf of each Master Portfolio. The books and records of the Bank pertaining to its actions under this Agreement and reports by the Bank or its independent accountants concerning its accounting system, procedures for safeguarding securities and internal accounting controls will be open to inspection and audit at reasonable times by officers of or auditors employed by the Trust and will be preserved by the Bank in the manner and in accordance with the applicable rules and regulations under the 1940 Act.

         The Bank shall perform the fund accounting services listed on Schedule C hereto and shall keep the books of account and render statements or copies from time to time as reasonably requested by the Treasurer or any executive officer of the Trust.

         The Bank shall assist generally in the preparation of reports to shareholders and others, audits of accounts, and other ministerial matters of like nature.

     12.  Master Portfolio Evaluation and Performance Calculations.
          ---------------------------------------------------------

          12.1  Master Portfolio Evaluation.  The Bank shall compute and, unless
                ---------------------------
otherwise directed by the Board, determine as of the close of regular trading on the New York Stock Exchange on each day on which said Exchange is open for unrestricted trading and as of such other days, or hours, if any, as may be authorized by the Board, the net asset value and the offering price of an interest of each Master Portfolio, such determination to be made in accordance with the provisions of the Trust Declaration and By-Laws and Registration Statement of the Trust relating to the Master Portfolios, as it may from time to time be amended, and any applicable resolutions of the Board at the time in force and applicable; and promptly to notify the Trust, any applicable exchange, the NASD or such other persons as the Trust may request of the results of such computation and determination. In computing the net asset value hereunder, the Bank may rely in good faith upon information that the Bank reasonably believes to be accurate and reliable furnished to it by any Authorized Person in respect of (i) the manner of accrual of the liabilities of each Master Portfolio and in respect of liabilities of a Master Portfolio not appearing on its books of account kept by the Bank, (ii) reserves, if any, authorized by the Board or that no such reserves have been authorized, (iii) the source of the quotations to be used in computing the net asset value, (iv) the value to be assigned to any security for which no price quotations are available, and (v) the method of computation of the offering price on the basis of the net asset value of the interests, and the Bank shall not be responsible for any loss occasioned by its reasonable and good faith reliance on any quotations received from a source pursuant to (iii) above.

         12.2.  Performance Calculations.  The Bank will compute the performance
                ------------------------
results of each Master Portfolio (the "Performance Calculations") in accordance with applicable provisions of the 1933 Act and 1940 Act and the rules under such Acts related to the computations to be undertaken by the Bank pursuant to this Agreement, as promulgated by the Securities and Exchange Commission, as such provisions and or rules may be amended from time to time, and any published interpretations of or general conventions accepted by the staff of the Securities and Exchange Commission with respect to such rules or the subject matter thereof ("Subsequent Staff Positions"), subject to the Registration Statement, as amended from time to time, and the terms set forth below:

          (a) The Bank shall compute the Performance Calculations for each Master Portfolio for the stated periods of time as shall be mutually agreed upon, and communicate in a timely manner the result of such computation to the Trust.

          (b) In performing the Performance Calculations, the Bank will derive from the records it generates and maintains for each Master Portfolio pursuant
Section 11 hereof, the data necessary for the computation. The Bank shall have no responsibility to review, confirm, or otherwise assume any duty or liability with respect to the accuracy or correctness of any such data supplied to it by the Trust, any of the its designated agents or any of its designated third-party providers.

          (c) At the request of the Bank, the Trust shall provide, and the Bank shall be entitled to rely on, written standards and guidelines to be followed by the Bank in interpreting and applying the computation methods pursuant to the rules or any Subsequent Staff Positions as they specifically apply to a Master Portfolio, provided that the Bank shall be responsible for general knowledge of such rules and any Subsequent Staff Positions. In the event that the computation methods in a rule or the Subsequent Staff Positions or the application to a Master Portfolio of a standard or guideline is not free from doubt or in the event there is any question of interpretation as to the characterization of a particular security or any aspect of a security or a payment with respect thereto (e.g., original issue discount, participating debt security, income or return of capital, etc.) or otherwise or as to any other element of the computation that is pertinent to the Master Portfolio, the Trust or its designated agent, BGFA, shall have the full responsibility for making the determination of how the security, or payment, is to be treated for purposes of the computation and how the computation is to be made and shall inform the Bank thereof on a timely basis. The Bank shall have no responsibility to make independent determinations with respect to any item that is covered by this Section, and the Bank shall not be responsible for its computations made in accordance with such determinations so long as such computations are mathematically correct.

     (d) The Trust shall keep the Bank informed of all publicly available information, and of any non-public advice or information, obtained by the Trust from its independent auditors or by its personnel or the personnel of its investment adviser, related to the computations to be undertaken by the Bank pursuant to this Agreement, and the Bank shall not be deemed to have knowledge of such information (except as contained in the Registration Statement) unless it has been furnished to the Bank in writing; provided that the Bank shall be charged with knowledge of any material changes to the 1933 Act, the 1940 Act, and any related rules under such acts related to the computations to be undertaken by the Bank pursuant to this Agreement without specific notice from the Trust.

     13.  Concerning the Bank.
          --------------------

          13.1  Bank Warranty.  The Bank warrants that it has and will maintain
                -------------
at least the minimum qualifications required by Section 17(f)(1) of the 1940 Act to act as custodian of the Portfolio Securities and other assets including cash of the Trust's Master Portfolios.

          13.2  Standard of Care and Performance of Duties.
               -------------------------------------------

          (a) The Bank agrees to use reasonable care with regard to its obligations under this Agreement and the safekeeping of property of the Master Portfolios. In performing its duties hereunder and any other duties listed on the Schedules hereto, the Bank will be entitled to receive and act upon the advice of independent counsel of its own selection, which may be counsel for the Trust, and the Bank will be without liability for any action taken or thing done, or omitted to be done, so long as the Bank's actions or inactions are without negligence and in accordance with this Agreement in good faith in conformity with such advice. The Bank shall be liable to, and shall indemnify and hold harmless the Trust from and against any loss which shall occur as the result of the failure of the Bank or a sub-custodian (other than a foreign securities depository or clearing agency and except as provided in subsections 6.8, 13.2 and 13.3(i) hereof) to exercise reasonable care with respect to their respective obligations under this Agreement and the safekeeping of such property. Subject to the foregoing, the Bank will not be responsible for any act, omission, default or for the solvency of any foreign securities depository or clearing agency utilized in connection with the provision of services under this Agreement.

          (b) In the performance of its duties hereunder, the Bank will be protected and not be liable, and will be indemnified and held harmless for any action taken or omitted to be taken by it with reasonable care and in good faith reliance upon the terms of this Agreement, any Officer's Certificate, Proper Instructions, resolution of the Board, facsimile, telegram, notice, request, certificate or other instrument reasonably believed by the Bank to be genuine and for any other loss to the Fund except in the case of its negligent actions or inactions or lack of good faith or reasonable care in the performance of its obligations or duties hereunder.

             (c) The Bank will be under no duty or obligation to inquire into and will not be liable for:

          (i) the validity of the issue of any Portfolio Securities purchased by or for a Master Portfolio, the legality of the purchases thereof or the propriety of the price incurred therefor;

          (ii) the legality of any sale of any Portfolio Securities by or for the Master Portfolio or the propriety of the amount for which the same are sold;

          (iii) the legality of an issue or sale of any interests of a Master Portfolio or the sufficiency of the amount to be received therefor;

          (iv) the legality of the repurchase of any interests of a Master Portfolio or the propriety of the amount to be paid therefor;

          (v) the legality of the declaration of any dividend by a Master Portfolio or the legality of the distribution of any Portfolio Securities as payment in kind of such dividend; and

          (vi) any property or moneys of a Master Portfolio unless and until received by it, and any such property or moneys delivered or paid by it pursuant to the terms hereof.

          (d) Moreover, the Bank will not be under any duty or obligation to ascertain whether any Portfolio Securities at any time delivered to or held by it for the account of a Master Portfolio are such as may properly be held by the Master Portfolio under the provisions of its Trust Declaration, By-Laws, any federal or state statutes or any rule or regulation of any governmental agency.

          (e) Notwithstanding anything in this Agreement to the contrary, in no event shall the Bank be liable hereunder or to any third party:

          (i) for any losses or damages of any kind resulting from acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation, or computers (hardware or software) and computer facilities, the unavailability of energy sources and other similar happenings or events, except as results from the Bank's own negligence, provided that the Bank shall make all reasonable efforts, whenever necessary, to use data processing back-up facilities provided by Electronic Data Systems, Inc.; or

          (ii) for special, punitive or consequential damages arising from the provision of services hereunder, even if the Bank has been advised of the possibility of such damages; provided, however, that the parties specifically acknowledge and agree that damages, if any, incurred by the Trust, its Master Portfolios or its agents (including, but not limited to, BGFA or the Trust's transfer or shareholder servicing agents) on account of late or incorrect net asset values and related information provided to the Trust, its Master Portfolios, its agents or other third parties as may be agreed in writing by BGI and IBT from time to time, are not to be considered special, punitive or consequential damages for purposes of this subsection 13.2(e)(ii).

          (f) The Bank shall supply BGI with such daily information regarding the cash and securities positions and activity of each Master Portfolio as the Bank and BGI shall from time to time agree.

          (g) The Bank need not maintain any insurance for the exclusive benefit of the Trust, but hereby warrants that as of the date of this Agreement it is maintaining a bankers

Blanket Bond and hereby agrees to notify the Trust in the event that such bond is canceled or otherwise lapses.

         13.3  Agents and Sub-custodians with Respect to Property of the Master
               ----------------------------------------------------------------
Portfolios Held in the United States.  The Bank may employ agents in the
------------------------------------
performance of its duties hereunder and shall be responsible for the acts and omissions of such agents as if performed by the Bank hereunder. Without limiting the foregoing, certain duties of the Bank hereunder may be performed by one or more affiliates of the Bank.

     Upon receipt of Proper Instructions, the Bank may employ sub-custodians, provided that any such sub-custodian meets at least the minimum qualifications required by Section 17(f)(1) of the 1940 Act to act as a custodian of a Master Portfolio's assets with respect to property of the Master Portfolio held in the United States. The Bank shall have no liability to the Trust or any other person by reason of any act or omission of any sub-custodian and the Trust shall indemnify the Bank and hold it harmless from and against any and all actions, suits and claims, arising directly or indirectly out of the performance of any sub-custodian. Upon request of the Bank, the Trust shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity. All fees and expenses of any sub-custodian shall be paid in accordance with Schedule B hereto.

         13.4  Duties of the Bank with Respect to Property of the Master
               ---------------------------------------------------------
Portfolio Held Outside of the United States.
--------------------------------------------

          (a)  Appointment of Foreign Sub-custodians.  The Trust hereby
               -------------------------------------
authorizes and instructs the Bank to employ as sub-custodians for the Trust's Portfolio Securities and other assets maintained outside the United States the foreign banking institutions and foreign securities depositories designated by the Board (each, a "Selected Foreign Sub-custodian"). Upon receipt of Proper Instructions, together with a certified resolution of the Trust's Board of Trustees, the Bank and the Trust may agree to designate additional foreign banking institutions and foreign securities depositories to act as Selected Foreign Sub-custodians hereunder. Upon receipt of Proper Instructions, the Trust may instruct the Bank to cease the employment of any one or more such Selected Foreign Sub-custodians for maintaining custody of a Master Portfolio's assets, and the Bank shall so cease to employ such sub-custodian as soon as alternate custodial arrangements have been implemented.

          (b)  Foreign Securities Depositories.  Except as may otherwise be
               -------------------------------
agreed upon in writing by the Bank and the Trust, assets of a Master Portfolio shall be maintained in foreign securities depositories only through arrangements implemented by the foreign banking institutions serving as Selected Foreign Sub-custodians pursuant to the terms hereof. Where possible, such arrangements shall include entry into agreements containing the provisions set forth in subparagraph (d) hereof. Notwithstanding the foregoing, except as may otherwise be agreed upon in writing by the Bank and the Trust, the Trust authorizes the deposit in Euro-Clear, the securities clearance and depository facilities operated by Morgan Guaranty Trust Company of New York in Brussels, Belgium, of Foreign Securities eligible for deposit therein and to utilize such securities depository in connection with settlements of purchases and sales of securities and deliveries and returns of securities, until notified to the contrary pursuant to subparagraph (a) hereunder.

          (c)  Segregation of Securities.  The Bank shall identify on its books
               -------------------------
as belonging to a Master Portfolio the Foreign Securities held by each Selected Foreign Sub-custodian. Each agreement pursuant to which the Bank employs a foreign banking institution shall require that such institution establish a custody account for the Bank and hold in that account, Foreign Securities and other assets of the Master Portfolios, and, in the event that such institution deposits Foreign Securities in a foreign securities depository, that it shall identify on its books as belonging to the Bank the securities so deposited.

          (d)  Agreements with Foreign Banking Institutions.  Each of the
               --------------------------------------------
agreements pursuant to which a foreign banking institution holds assets of the Trust's Master Portfolios (each, a "Foreign Sub-custodian Agreement") shall be substantially in the form previously made available to the Trust and shall provide that: (a) such assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agent, except a claim of payment for their safe custody or administration (including, without limitation, any fees or taxes payable upon transfers or reregistration of securities); (b) beneficial ownership of such assets will be freely transferable without the payment of money or value other than for custody or administration (including, without limitation, any fees or taxes payable upon transfers or reregistration of securities); (c) adequate records will be maintained identifying the assets as belonging to the Bank; (d) officers of or auditors employed by, or other representatives of the Bank, including to the extent permitted under applicable law, the independent auditors for the Trust, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Bank; and (e) assets of a Master Portfolio held by the Selected Foreign Sub-custodian will be subject only to the instructions of the Bank or its agents.

          (e)  Access of Independent Auditors of the Trust.  Upon request of the
               -------------------------------------------
Trust, the Bank will use its best efforts to arrange for the Trust's independent auditors to be afforded access to the books and records of any foreign banking institution employed as a Selected Foreign Sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its Foreign Sub-custodian Agreement.

          (f)  Reports by the Bank.  The Bank will supply to the Trust from time
               -------------------
to time, as mutually agreed upon, statements in respect of the securities and other assets of a Master Portfolio held by Selected Foreign Sub-custodians, including but not limited to an identification of entities having possession of the Foreign Portfolio Securities and other assets of the Master Portfolio.

          (g)  Transactions in Foreign Custody Accounts.  Transactions with
               ----------------------------------------
respect to the assets of a Master Portfolio held by a Selected Foreign Sub-custodian shall be effected pursuant to Proper Instructions from the Trust to the Bank and shall be effected in accordance with the applicable Foreign Sub-custodian Agreement. If at any time any Foreign Portfolio Securities shall be registered in the name of the nominee of the Selected Foreign Sub-custodian, the Trust agrees to hold any such nominee harmless from any liability by reason of the registration of such securities in the name of such nominee.

     Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Securities received for the account of a Master Portfolio and delivery of Foreign Securities maintained for the account of a Master Portfolio may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

     In connection with any action to be taken with respect to the Foreign Securities held hereunder, including, without limitation, the exercise of any voting rights, subscription rights, redemption rights, exchange rights, conversion rights or tender rights, or any other action in connection with any other right, interest or privilege with respect to such Securities (collectively, the "Rights"), the Bank shall promptly transmit to the Trust or its investment adviser such information in connection therewith as is made available to the Bank by the Foreign Sub-custodian, and the Bank shall promptly forward to the applicable Foreign Sub-custodian any instructions, forms or certifications with respect to such Rights, and any instructions relating to the actions to be taken in connection therewith, as the Bank shall receive pursuant to Proper Instructions. The Bank agrees to use its best efforts to obtain and forward to the Trust or its designated agent, BGFA, information regarding Rights with respect to Foreign Securities held hereunder. Notwithstanding the foregoing, the Bank shall have no further duty or obligation with respect to such Rights, including, without limitation, the determination of whether a Master Portfolio is entitled to participate in such Rights under applicable U.S. and foreign laws, or the determination of whether any action proposed to be taken with respect to such Rights by the Master Portfolio or by the applicable Foreign Sub-custodian will comply with all applicable terms and conditions of any such Rights or any applicable laws or regulations, or market practices within the market in which such action is to be taken or omitted.

          (h)  Liability of Selected Foreign Sub-custodians.  Each Foreign Sub-
               --------------------------------------------
custodian Agreement with a foreign banking institution shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Bank and Trust from and against certain losses, damages, costs, expenses, liabilities or claims arising out of or in connection with the institution's performance of such obligations, all as set forth in the applicable Foreign Sub-custodian Agreement. The Trust acknowledges that the Bank, as a participant in Euroclear, is subject to the Terms and Conditions Governing the Euroclear System, a copy of which has been made available to the Trust. The Trust acknowledges that pursuant to such Terms and Conditions, Morgan Guaranty Brussels shall have the sole right to exercise or assert any and all rights or claims in respect of actions or omissions of, or the bankruptcy or insolvency of, any other depository, clearance system or custodian utilized by Euroclear in connection with a Master Portfolio's Portfolio Securities and other assets.

          (i)  Liability of Bank.  The Bank shall have no more or less
               -----------------
responsibility or liability on account of the acts or omissions of any Selected Foreign Sub-custodian employed hereunder than any such Selected Foreign Sub-custodian has to the Bank and, without limiting the foregoing, the Bank shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, political risk (including, but not limited to, exchange control restrictions, confiscation, insurrection, civil strife or armed hostilities) other losses due to Acts of God, nuclear incident or any loss where the Selected Foreign Sub-custodian has otherwise exercised reasonable care.

          (j)  Monitoring Responsibilities.  The Bank shall furnish annually to
               ---------------------------
the Trust, information concerning the Selected Foreign Sub-custodians employed hereunder for use by the Trust's Board or its designated agent in evaluating such Selected Foreign Sub-custodians to ensure compliance with the requirements of Rule 17f-5 of the 1940 Act. In addition, the Bank will promptly inform the Trust in the event that the Bank is notified by a Selected Foreign Sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principles) or any other capital adequacy test applicable to it by exemptive order, or if the Bank has actual knowledge of any material loss of the assets of a Master Portfolio held by a Foreign Sub-custodian.

          (k)  Tax Law.  The Bank shall have no liability for any obligations
               -------
now or hereafter imposed on the Trust, or its Master Portfolios, or the Bank as custodian of the Trust by the tax laws of any jurisdiction. The sole responsibility of the Bank with regard to such taxes shall be to use reasonable efforts to assist the Trust with respect to the withholding and payment by the Trust of such taxes and with respect to any claim for exemption or refund under the tax law of jurisdictions for which the Trust is entitled to such exemptions or refunds.

         13.5  Insurance.  The Bank shall use the same care with respect to the
               ---------
safekeeping of Portfolio Securities and cash of the Trust's Master Portfolios held by it as it uses in respect of its own similar property but need not maintain any special insurance for the benefit of the Trust.

         13.6.  Fees and Expenses of Bank.  The Trust, on behalf of a Master
                -------------------------
Portfolio, will pay or reimburse the Bank from time to time for any transfer taxes payable upon transfer of Portfolio Securities made hereunder. All necessary proper disbursements, expenses and charges made or incurred by the Bank in the performance of this Agreement (including any duties listed on Schedule C hereto) including any indemnities for any loss, liabilities or expense to the Bank as provided above shall be paid in accordance with Schedule B hereto, provided that the Bank shall not be entitled to compensation and/or reimbursement for services and/or expenses and liabilities by the Trust, with respect to the Master Portfolios, hereunder so long as the Bank is entitled to receive compensation and reimbursements from Barclays Global Investors, N.A. ("BGI") for providing sub-administration services to the Trust on behalf of the Master Portfolios. If the Bank no longer is entitled to receive such compensation and reimbursements from BGI, the Bank shall be entitled hereunder to such compensation or fees and reimbursements at such rate and at such times as it may from time to time negotiate with the Trust, and such Schedule B shall be amended accordingly.

         13.7  Advances by Bank.  The Bank may, in its sole discretion, advance
               ----------------
funds on behalf of a Master Portfolio to make any payment permitted by this Agreement upon receipt of any proper authorization required by this Agreement for such payments. Should such a payment or payments, with advanced funds, result in an overdraft (due to insufficiencies of a Master Portfolio's account with the Bank, or for any other reason) this Agreement deems any such overdraft or related indebtedness, a loan made by the Bank to the Master Portfolio payable on demand and bearing interest at the current rate charged by the Bank for such loans unless the Master Portfolio shall provide the Bank with agreed upon compensating balances. The Trust agrees that the Bank shall have a continuing lien and security interest to the extent of any overdraft or indebtedness, in and to any property at any time held by it for a Master Portfolio's benefit or in which the Master Portfolio has an interest and which is then in the Bank's possession or control (or in the possession or control of any third party acting on the Bank's behalf). The Trust authorizes the Bank, in its sole discretion, at any time to charge any overdraft or indebtedness, together with interest due thereon against any balance of account standing to the credit of a Master Portfolio on the Bank's books.

     14.  Termination.
          ------------

          (a) This Agreement shall be effective for an initial term of two (2) years commencing upon the date hereof (the "Initial Term") unless earlier terminated as provided in subsection (b) below. Thereafter, the Agreement may be terminated at any time, without penalty upon sixty (60) days' written notice delivered by either party to the other by means of registered mail, and upon the expiration of such sixty (60) days, this Agreement will terminate; provided, however, that the effective date of such termination may be postponed to a date not more than ninety (90) days from the date of delivery of such notice (i) by the Bank in order to prepare for the transfer by the Bank of all of the assets of the Master Portfolios held hereunder, or (ii) by the Trust in order to give it an opportunity to make suitable arrangements for a successor custodian. At any time after the termination of this Agreement, the Bank agrees to make available to the Trust, at its request, the records maintained by the Bank relating to the performance of its duties as custodian and to preserve such records for the periods prescribed in Rule 31a-2 under the 1940 Act.

          (b) Notwithstanding subsection (a) above, either party hereto may terminate this Agreement at any time prior to the expiration of the Initial Term in the event that the other party violates any material provision of this Agreement, provided that the violating party does not cure such violation within ninety (90) days of receipt of written notice from the non -violating party of such violation.

          (c) Notwithstanding subsection (a) above, the Trust may terminate this Agreement at any time prior to the expiration of the Initial Term in the event that (i) the Board of Trustees determines that the performance of the Bank does not meet the reasonable satisfaction (considered in light of industry standards) of the Board of Trustees, provided that the Bank does not cure such unsatisfactory performance within ninety (90) days of receipt of written notice specifying such unsatisfactory performance; or (ii) if the Bank becomes the subject of any state or federal bankruptcy proceeding that is not dismissed within sixty (60) days of the initiation of such proceeding.

          (d) In the event of the termination of this Agreement, the Bank will immediately upon receipt or transmittal, as the case may be, of notice of termination, commence and prosecute diligently to completion the transfer of all cash and the delivery of all Portfolio Securities duly endorsed and all records maintained under Section 11 to the successor custodian when appointed by the Trust. The obligation of the Bank to deliver and transfer over the assets of the Trust's Master Portfolios held by the Bank directly to such successor custodian will commence as soon as such successor is appointed and will continue until completed as aforesaid. If the Trust does not select a successor custodian within ninety (90) days from the date of delivery of notice of termination the Bank may, subject to the provisions of subsection 14(c), deliver the Portfolio Securities and cash of the Trust's Master Portfolio held by the Bank to a bank or trust company of its own selection that meets the requirements of Section 17(f)(1) of the 1940 Act and has a reported capital, surplus and undivided profits aggregating not less than $2,000,000, to be held as the property of the Trust's Master Portfolios under terms similar to those on which they were held by the Bank, whereupon such bank or trust company so selected by the Bank will become the successor custodian of such assets of the Trust's Master Portfolios with the same effect as though selected by the Board.

          (e) Prior to the expiration of ninety (90) days after notice of termination has been given, the Trust may furnish the Bank with an order of the Trust advising that a successor custodian cannot be found willing and able to act upon reasonable and customary terms and that there has been submitted to the Master Portfolio's interestholders the question of whether a Master Portfolio will be liquidated or will function without a custodian for the assets of the Master Portfolio. In that event the Bank will deliver the Portfolio Securities and cash of the Trust's Master Portfolios, subject as aforesaid, in accordance with one of such alternatives that may be approved by the requisite vote of shareholders, upon receipt by the Bank of a copy of the minutes of the meeting of shareholders at which action was taken, certified by the Trust's Secretary and an opinion of counsel to the Trust in form and content satisfactory to the Bank.

     15.  Confidentiality.  Both parties hereto agree than any non-public
          ---------------
information obtained hereunder concerning the other party is confidential and may not be disclosed to any other person without the consent of the other party, except as may be required by applicable law or at the request of a governmental agency. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, in addition to all other remedies at law or in equity and without bond or other security, to an injunction or injunctions to prevent breaches of this provision.

     16.  Notices.  Any notice or other instrument in writing authorized or
          -------
required by this Agreement to be given to either party hereto will be sufficiently given if addressed to such party and delivered, via registered U.S. Mail or facsimile with written confirmation via registered U.S. Mail, to it at its office at the address set forth below; namely:

             (a) In the case of notices sent to the Trust or a Master Portfolio to:

                  Managed Series Investment Trust
                  111 Center Street
                  Little Rock, AR  72201

                  Attention:  Richard H. Blank, Jr.

             With a copy to:

                  Barclays Global Investors
                  45 Fremont Street
                  San Francisco, CA  94105
                  Attention:  Legal Department

             (b) In the case of notices sent to the Bank to:

                  Investors Bank & Trust Company
                  89 South Street
                  Boston, Massachusetts 02111
                  Attention:  Andrew Nesvet

             With a copy to:  John E. Henry

     or at such other place as such party may from time to time designate in writing.

     17.  Amendments.  This Agreement may not be altered or amended, except by
          ----------
an instrument in writing, executed by both parties, and in the case of the Trust, such alteration or amendment will be authorized and approved by its Board.

     18.  Parties.  This Agreement will be binding upon and shall inure to the
          -------
benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement will not be assignable by the Trust without the written consent of the Bank or by the Bank without the written consent of the Trust, authorized and approved by its Board; and provided further that termination proceedings pursuant to Section 14 hereof will not be deemed to be an assignment within the meaning of this provision.

     19.  Governing Law.  This Agreement and all performance hereunder will be
          -------------
governed by the laws of the Commonwealth of Massachusetts.

     20.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     21.  Limitation of Liability.  The Trust and the Bank agree that the
          -----------------------
Trust's obligations under this Agreement shall not be binding upon any Trustee, interestholder, officer, employee or agent of the Trust individually but are binding only upon the assets and property of the appropriate Master Portfolio.

     22.  Single Agreement.  This Agreement (including any exhibits, appendices
          ----------------
and schedules hereto) constitutes the entire agreement between the Bank and the Trust as to the subject matter hereof and supersedes any and all agreements, representations and warranties, written or oral, regarding such subject matter made prior to the time at which this Agreement has been executed and delivered between the Bank and the Trust.

     23. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

                                    Managed Series Investment Trust



                                    By:/s/Richard H. Blank, Jr.
                                       -------------------------------
                                      Name:  Richard H. Blank, Jr.
                                      Title:  Chief Operating Officer


                                    Investors Bank & Trust Company



                                    By: /s/Robert D. Mancuso
                                        -------------------------
                                      Name:  Robert D. Mancuso
                                      Title:  Managing Director


                                    Investors Bank & Trust Company



                                    By: /s/John E. Henry
                                        ------------------------
                                      Name:  John E. Henry
                                      Title:  General Counsel

                                   SCHEDULE A
                                   ----------


                               CUSTODY AGREEMENT

                        MANAGED SERIES INVESTMENT TRUST

                           LIST OF MASTER PORTFOLIOS
                           -------------------------

                         Growth Stock Master Portfolio

                    Short-Intermediate Term Master Portfolio



Dated:  October 21, 1996

                                   SCHEDULE B
                                   ----------


                               CUSTODY AGREEMENT
                        MANAGED SERIES INVESTMENT TRUST


          IBT shall not be entitled to separate compensation from MSIT for providing custody and fund accounting services to MSIT's Master Portfolios pursuant to this Agreement so long as IBT is entitled to receive fees and related expenses from BGI, pursuant to the Sub-administration Agreement between BGI and IBT, for providing such custody and fund accounting services to MSIT's Master Portfolios. If IBT is no longer entitled to receive such fees and expenses under such Sub-administration Agreement, then IBT shall be entitled to receive compensation from MSIT as IBT may from time to time negotiate with MSIT, and this Schedule B shall be amended accordingly.

                                   SCHEDULE C
                                   ----------


                               CUSTODY AGREEMENT
                        MANAGED SERIES INVESTMENT TRUST

                             FUND ACCOUNTING DUTIES
                             ----------------------


     I. A. Journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash and all other debits and credits, as required by subsection (b)(1) of rule 31a-1 under the 1940 Act (the "Rule");

         B. General and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, including interest accrued and interest received, as required by subsection (b)(2)(i) of the Rule;

         C.  Separate ledger accounts required by subsection (b) (2) (ii) and
(iii) of the Rule; and

         D. A monthly trial balance of all ledger accounts (except shareholder accounts) as required by subsection (b)(8) of the Rule.

     II. All such books and records shall be the property of the Trust, and IBT agrees to make such books and records available for inspection by the Trust or by the Securities and Exchange Commission at reasonable times and otherwise to keep confidential all records and other information relative to the Trust; except when requested to divulge such information by duly constituted authorities or court process, or when requested by the Trust.

     III. In addition to the maintenance of the books and records specified above, IBT shall perform the following accounting services daily for each Master Portfolio;

         A.  Calculate the net asset value per interest;

         B.  Calculate changes in net asset value;

         C.  Calculate the per share dividend distribution rates:

         D.  Calculate dividends and any capital-gain distributions;

         E. Calculate performance figures, including any yield or total return and other performance figures, as appropriate;

         F.  Provide the following reports:

            1. a current security position report;

            2. a summary report of transactions and pending maturities
               (including the principal cost, and accrued interest on each portfolio security in maturity date order); and

            3. a current cash position report (including cash available from portfolio sales and maturities and sales of a Master Portfolio's interests less cash needed for redemptions and settlement of portfolio purchases);

         G. Such other similar services with respect to a Master Portfolio as may be reasonably requested by the Trust.

     IV. IBT shall forward the information contained in Section III of this Schedule to third-party service providers reasonably requested by the Trust, the Co-Administrators or BGFA.

                                      C-2